Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collection Period                                                     June, 2004
Distribution Date                                                       07/15/04
Transaction Month                                                              8
30/360 Days                                                                   30
Actual/360 Days                                                               30
--------------------------------------------------------------------------------

I.  ORIGINAL DEAL PARAMETERS
----------------------------

Cut off Date:                                    September 30, 2003
Closing Date:                                      November 7, 2003

                                                   Dollars                Units                  WAC                    WAM
                                                   -------                -----                  ---                    ---
Original Pool Balance:                             $ 815,463,348.54       52,845               7.296%                    56

                                                Dollar Amount           % of Pool            Coupon Rate
                                                -------------           ---------            -----------
   Class A-1 Notes                                 $ 170,000,000.00       20.847%                 1.1100%
   Class A-2 Notes                                 $ 241,000,000.00       29.554%                 1.5600%
   Class A-3 Notes                                 $ 130,000,000.00       15.942%                 2.3300%
   Class A-4 Notes                                 $ 120,618,000.00       14.791%                 3.0200%
   Class B Notes                                   $  39,034,000.00        4.787%                 2.9900%
   Class C Notes                                   $  11,710,000.00        1.436%                 3.1900%
   Class D Notes                                   $  40,985,000.00        5.026%                 4.0600%
                                             -------------------------------------
Total Securities                                   $ 753,347,000.00       92.383%

   Overcollateralization                           $  27,323,343.23        3.351%
   YSOA                                            $  34,793,005.31        4.267%
                                             -------------------------------------
Total Original Pool Balance                        $ 815,463,348.54       100.00%


                                                              Final Payment Date
                                                              ------------------
   Class A-1 Notes                                             November 15, 2004
   Class A-2 Notes                                            September 15, 2006
   Class A-3 Notes                                             November 15, 2007
   Class A-4 Notes                                              October 15, 2010
   Class B Notes                                                October 15, 2010
   Class C Notes                                                October 15, 2010
   Class D Notes                                                October 15, 2010

Total Securities

   Overcollateralization
   YSOA

Total Original Pool Balance

--------------------------------------------------------------------------------

II.  POOL BALANCE AND PORTFOLIO INFORMATION
-------------------------------------------

                                             -------------------------------------------------------------------------------------
                                                        Beginning of Period                          Ending of Period
                                             -------------------------------------------------------------------------------------
                                                        Balance       Pool Factor            Balance                Pool Factor
                                                        -------       -----------            -------                -----------
   Class A-1 Notes                                 $              -            -         $             -                      -
   Class A-2 Notes                                 $ 230,291,418.80    0.9555661         $210,511,021.61              0.8734897
   Class A-3 Notes                                 $ 130,000,000.00    1.0000000         $130,000,000.00              1.0000000
   Class A-4 Notes                                 $ 120,618,000.00    1.0000000         $120,618,000.00              1.0000000
   Class B Notes                                   $  39,034,000.00    1.0000000         $ 39,034,000.00              1.0000000
   Class C Notes                                   $  11,710,000.00    1.0000000         $ 11,710,000.00              1.0000000
   Class D Notes                                   $  40,985,000.00    1.0000000         $ 40,985,000.00              1.0000000
                                             -------------------------------------------------------------------------------------
Total Securities                                   $ 572,638,418.80    0.7601257         $552,858,021.61              0.7338690

Weighted Avg. Coupon (WAC)                                    7.23%
Weighted Avg. Remaining Maturity (WARM)                       48.52
Pool Receivables Balance                           $ 647,942,064.82
Remaining Number of Receivables                              47,982

Adjusted Pool Balance

                                                         -----------------------
                                                                 Change
                                                                 ------
                                                         -----------------------

   Class A-1 Notes                                             $              -
   Class A-2 Notes                                             $  19,780,397.19
   Class A-3 Notes                                             $              -
   Class A-4 Notes                                             $              -
   Class B Notes                                               $              -
   Class C Notes                                               $              -
   Class D Notes                                               $              -
                                                         -----------------------
Total Securities                                               $  19,780,397.19

Weighted Avg. Coupon (WAC)                                                 7.21%
Weighted Avg. Remaining Maturity (WARM)                                   47.61
Pool Receivables Balance                                       $ 625,104,994.80
Remaining Number of Receivables                                          47,162

Adjusted Pool Balance                                          $ 601,102,191.25

--------------------------------------------------------------------------------

III.  COLLECTIONS
-----------------

Principal:
     Principal Collections                                     $ 21,718,341.58
     Repurchased Contract Proceeds
        Related to Principal                                   $             -
     Liquidation Proceeds                                      $             -
     Recoveries from Prior Month
        Charge-Offs                                            $     185,054.98
                                                               ----------------
Total Principal Collections                                    $  21,903,396.56

Interest:
     Interest Collections                                      $   3,830,828.93
     Interest on Repurchase Principal                          $              -
                                                               ----------------
Total Interest Collections                                     $   3,830,828.93

Reserve Account Interest                                       $       4,334.10

Total Collections                                              $  25,738,559.59

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


Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collection Period                                                     June, 2004
Distribution Date                                                       07/15/04
Transaction Month                                                              8
30/360 Days                                                                   30
Actual/360 Days                                                               30
--------------------------------------------------------------------------------

IV.  DISTRIBUTIONS
------------------

     Total Collections                                                                                           $ 25,738,559.59
     Reserve Account Release                                                                                     $             -
     Reserve Account Draw                                                                                        $             -
                                                                                                             --------------------
Total Available for Distribution                                                                                 $ 25,738,559.59
                                                                 Amount Due                  Amount Paid
                                                                 ----------                  -----------

 1. Servicing Fee @1.00%:
      Servicing Fee Due                                       $    539,951.72             $    539,951.72       $     539,951.72
                                                                                                             -------------------

 2. Class A Noteholders Interest:
      Class A-1 Notes                                         $             -             $             -
      Class A-2 Notes                                         $    299,378.84             $    299,378.84
      Class A-3 Notes                                         $    252,416.67             $    252,416.67
      Class A-4 Notes                                         $    303,555.30             $    303,555.30
                                                       -----------------------    -----------------------

          Total Class A interest:                             $    855,350.81             $    855,350.81       $      855,350.81
                                                                                                             -------------------

 3. First Priority Principal Distribution:                    $             -             $             -       $              -
                                                                                                             -------------------

 4. Class B Noteholders Interest:                             $     97,259.72             $     97,259.72       $      97,259.72
                                                                                                             -------------------

 5. Second Priority Principal Distribution:                   $             -             $             -       $              -
                                                                                                             -------------------

 6. Class C Noteholders Interest:                             $     31,129.08             $     31,129.08       $      31,129.08
                                                                                                             -------------------

 7. Third Priority Principal Distribution:                    $             -             $             -       $              -
                                                                                                             -------------------

 8. Class D Noteholders Interest:                             $    138,665.92             $    138,665.92       $     138,665.92
                                                                                                             -------------------

          Available Funds Remaining:                                                                            $  24,076,202.34

 9. Regular Principal Distribution Amount:                                                                      $  19,780,397.19
                                                                                                             -------------------

                                                          Distributable Amount             Paid Amount
                                                          --------------------             -----------
     Class A-1 Notes                                                                      $             -
     Class A-2 Notes                                                                      $ 19,780,397.19
     Class A-3 Notes                                                                      $             -
     Class A-4 Notes                                                                      $             -
                                                                                  ------------------------
          Class A Notes Total:                                $ 93,682,656.62             $ 19,780,397.19
          Class B Notes Total:                                $ 29,098,880.82             $             -
          Class C Notes Total:                                $ 19,158,188.46             $             -
          Class D Notes Total:                                            $ -             $             -
                                                                                  ------------------------
               Total Noteholders Principal                                                $ 19,780,397.19

10. Available Amounts Remaining to reserve account                                                               $ 4,295,805.15
                                                                                                             ------------------

11. Trust Fees and Expenses                                                                                                 $ -
                                                                                                             ------------------

12. Remaining Available Collections Released to Cetificateholder                                                 $ 4,295,805.15
                                                                                                             ------------------
-----------------------------------------------------------------------------------------------------------------------------------

V.  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)
--------------------------------------------------------

Beginning Period Required Amount                                                                                  $ 25,103,173.36
Beginning Period Amount                                                                                           $ 25,103,173.36
Current Period Amortization                                                                                       $  1,100,369.81
Ending Period Required Amount                                                                                     $ 24,002,803.55
Ending Period Amount                                                                                              $ 24,002,803.55
Next Distribution Date Required Amount                                                                            $ 22,927,547.39

                                    2 of 3

Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collection Period                                                     June, 2004
Distribution Date                                                       07/15/04
Transaction Month                                                              8
30/360 Days                                                                   30
Actual/360 Days                                                               30
--------------------------------------------------------------------------------

VI.  RESERVE ACCOUNT
--------------------

Beginning Period Required Amount                                 $ 5,855,027.57
Beginning Period Amount                                          $ 5,855,027.57
Current Period Release to Collection Account                     $            -
Current Period Deposit                                           $ 4,295,805.15
Current Period Release to Depositor                              $ 4,295,805.14
Ending Period Required Amount (0.75% of APB of cut-off date)     $ 5,855,027.57
Ending Period Amount                                             $ 5,855,027.58

--------------------------------------------------------------------------------

VII.  OVERCOLLATERALIZATION
---------------------------

                                                                 Beginning                Ending                  Target
                                                                 ---------                ------                  ------
Overcollateralization Amount                                   $ 50,200,472.66          $ 48,244,169.64         $ 48,244,169.64
Overcollateralization as a % of Original Pool                      6.16%                  5.92%                   5.92%
Overcollateralization as a % of Current Pool                       8.03%                  7.72%                   7.72%

--------------------------------------------------------------------------------

VIII.  DELINQUENCY AND NET LOSS ACTIVITY
----------------------------------------

                                                                   Units Percent               Units             Dollars Percent
                                                                   -------------               -----             ---------------
     Current                                                           98.24%                  46,331                 98.26%
     30 - 59 Days                                                       1.38%                     652                  1.41%
     60 - 89 Days                                                       0.29%                     138                  0.27%
     90+ Days                                                           0.09%                      41                  0.07%
                                                             -----------------------------------------------------------------
                                                                                               47,162
Total
Delinquent Receivables 60+ days past due                                0.38%                     179                  0.34%
Delinquency Ratio 60+ for 1st Preceding Collection Period               0.38%                     181                  0.33%
Delinquency Ratio 60+ for 2nd Preceding Collection Period               0.29%                     140                  0.24%
                                                                        -----                                          -----
Three-Month Average Delinquency Ratio                                   0.35%                                          0.30%

Repossession in Current Period
Repossession Inventory

Charge-Offs
     Gross Principal of Charge-Off for Current Period
     Recoveries for Current Period
     Recoveries on Previous Charge-off Contracts

     Net Charge-offs for Current Period

     Average Pool Balance for Current Period

Net Loss Ratio
Net Loss Ratio for 1st Preceding Collection Period
Net Loss Ratio for 2nd Preceding Collection Period

Three-Month Average Net Loss Ratio for Current Period

Cumulative Net Losses for All Periods
Cumulative Net Losses as a % of Initial Pool Balance


                                                                            Dollar Amount
                                                                            -------------
     Current                                                               $ 614,217,606.55
     30 - 59 Days                                                          $   8,783,239.41
     60 - 89 Days                                                          $   1,697,796.04
     90+ Days                                                              $     406,352.80
                                                                    ------------------------
                                                                           $ 625,104,994.80
Total
Delinquent Receivables 60+ days past due                                   $   2,104,148.84
Delinquency Ratio 60+ for 1st Preceding Collection Period                  $   2,132,336.65
Delinquency Ratio 60+ for 2nd Preceding Collection Period                  $   1,614,228.08

Three-Month Average Delinquency Ratio

Repossession in Current Period                                                           87
Repossession Inventory                                                                  101

Charge-Offs
     Gross Principal of Charge-Off for Current Period                      $   1,118,728.44
     Recoveries for Current Period                                         $              -
     Recoveries on Previous Charge-off Contracts                           $    (185,054.98)
                                                                    ------------------------
     Net Charge-offs for Current Period                                    $     933,673.46

     Average Pool Balance for Current Period                               $ 636,523,529.81

Net Loss Ratio                                                                        1.76%
Net Loss Ratio for 1st Preceding Collection Period                                    1.74%
Net Loss Ratio for 2nd Preceding Collection Period                                    1.93%
                                                                    ------------------------
Three-Month Average Net Loss Ratio for Current Period                                 1.81%

Cumulative Net Losses for All Periods                                      $  5,317,627.76
Cumulative Net Losses as a % of Initial Pool Balance                                  0.65%


The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of June 30, 2004, in accordance with the Sale and Servicing Agreement dated as of November 7, 2003, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                         HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER




                   By:    /s/ David A. Hoeller
                          -----------------------------------------------
                   Name:  David A. Hoeller
                   Title: Vice President, Finance
                   Date:  July 9, 2004


                                    3 of 3

                             SERVICER'S CERTIFICATE



                          Collection Period: June, 2004

                        Distribution Date: July 15, 2004

                      Hyundai Auto Receivables Trust 2003-A


     The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated November 7, 2003, among HMFC, as Seller and Servicer, Wells Fargo Bank Minnesota, as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2003-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

     1. The Servicer's report for the period from June 1, 2004, to June 30, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

     2. As of June 30, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

IN WITNESS WHEREOF, I have affixed hereunto my signature this 9th day of July 2004.

                                  HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation



                                  By: /s/ David A. Hoeller
                                      -----------------------------------------
                                      David A. Hoeller
                                      Vice President, Finance